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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



         We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2005, except for note 17 as to which the date is March 2, 2005, and the second paragraph of note 3 as to which the date is February 28, 2005, which appears in the Annual Report on Form 10-KSB as of December 31, 2004 and for the years ended December 31, 2004 and 2003, filed with the Securities and Exchange Commission on March 17, 2005.

         It should be understood however, that we have no knowledge with respect to the disclosures in this registration statement regarding any entity other than Accessity Corp.

         We also consent to the reference to us under the caption "Experts" in the prospectus constituting a part of the foregoing Registration Statement on Form S-8.

/s/ NUSSBAUM YATES & WOLPOW, P.C.
---------------------------------

Melville, New York
March 23, 2005